Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 1, 2022, with respect to the consolidated financial statements of TradeStation Group, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Miami, Florida

July 1, 2022